Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-64937) and (No.
333-42415) of the Waters Instruments, Inc. 1995 Stock
Option Plan and 1997 Associates Stock Purchase Plan, respectively, of our report dated August 7, 1998, on the financial statements of Waters Instruments, Inc., which report, appears in the Annual Report on Form 10-KSB for the year ended June 30, 1998.


Rochester, Minnesota
September 25, 1998



/s/ McGladrey & Pullen, LLP
MCGLADREY & PULLEN, LLP